BEIJING BRUSSELS CENTURY CITY HONG KONG LONDON LOS ANGELES NEW YORK	Two Embarcadero Center, 28th Floor San Francisco, California 94111-3823 TELEPHONE (415) 984-8700 FACSIMILE (415) 984-8701 www.omm.com	SAN FRANCISCO SHANGHAI SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C.

_____________, 2011

IMH Financial Corporation
4900 N. Scottsdale Rd #5000
Scottsdale, Arizona 85251

Re:	Material U.S. Income Tax Matters as to the Securities
to be Registered Under Registration Statement on Form S-11

Ladies and Gentlemen:

We have acted as tax counsel to IMH Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-11, filed with the Securities and Exchange Commission under the Securities Act on October 27, 2010, as amended by Amendment No. 1 thereto, filed with the SEC on January 21, 2011 (together will all exhibits thereto, the “Registration Statement”), relating to the sale of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and various related matters.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

In formulating our opinion herein we have reviewed the Company’s organizational documents, the Registration Statement and such other documents, records, and certificates as we have deemed necessary or appropriate as a basis for the opinion set forth below.  In conducting such review for purposes of rendering our opinion we have not conducted an independent investigation of any of the facts set forth in the Registration Statement or any other documents, records, or certificates and have consequently, as to relevant factual matters, relied upon the Company’s representations that the information presented in such documents, records, or certificates or otherwise furnished to us accurately represent and completely describe all such facts, and upon the authenticity of documents submitted to us as originals or certified copies, the accuracy of copies, the genuineness of all signatures and the legal capacity of all natural persons.  No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

IMH Financial Corporation – _________, 2011 – Page 2

In rendering this opinion we have assumed that (i) the transactions described in or contemplated by any of the aforementioned documents have been or will be consummated in accordance with the operative documents, (ii) the operative documents are enforceable in accordance with their terms, (iii) the Company has been and will continue to be organized and operated in the manner described in the Registration Statement and the other relevant documents referred to above, and (iv) there have been no changes in the applicable laws of the State of Delaware, the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder by the Treasury Department (the “Treasury Regulations”), and the interpretations of the Code and Treasury Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist on the date of this letter.  Any material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions.

Based upon and subject to the foregoing, we are of the opinion that the section of the Registration Statement entitled “Certain U.S. Federal Income Tax Considerations,” insofar as it purports to constitute a summary of United States federal income tax law and regulations or legal conclusions with respect thereto, is a fair and accurate summary of the U.S. federal income tax consequences that are likely to be material to a holder of Common Stock.

However, such section of the Registration Statement is not exhaustive and does not purport to discuss any state or local tax considerations or all possible U.S. federal income tax considerations of the purchase, ownership and disposition of the Common Stock.  There can be no assurance that the courts or the IRS will agree with this opinion.

Other than as expressly stated above, we express no opinion on any issue relating to the Company or under any other law.

This opinion is being furnished to the Company in connection with the Registration Statement so that the Company may comply with its obligations under the Federal securities laws.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,